UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2024

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 — Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 18, 2024, Perma-Fix Environmental Services, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group, LLC (the “Underwriter”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriter agreed to purchase, subject to and on the conditions set forth therein, 2,200,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The shares of Common stock were sold at a price to the public of $10.00 per share. The Company also granted the Underwriter a 30-day over-allotment option to purchase up to an additional 330,000 shares of the Company’s Common Stock on the same terms and conditions, which option was exercised in its entirely on December 18, 2024.

After deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company expects the net proceeds of the offering, including exercise in full of the over-allotment option, to be approximately $23,229,000.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company, and also provides for customary indemnification by the Company in favor of the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering and sale of the Common Stock was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-283555) (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on December 2, 2024, including the base prospectus contained therein, a related preliminary prospectus supplement, dated December17, 2024, and a final prospectus supplement, dated December 18, 2024, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Underwriter’s Warrants

Underwriter’s Warrant

Pursuant to the Underwriting Agreement, the Company issued to the Underwriter and its designees warrants (the “Underwriter’s Warrants”) to purchase 126,500 shares of Common Stock (approximately 5% of the number of shares of Common Stock sold in the offering). The Underwriter’s Warrants will be exercisable at a per share exercise price of $11.50. The Underwriter’s Warrants are exercisable, in whole or in part, during the five-year period commencing from the commencement of sales of the shares of Common Stock in the offering.

The description of the Underwriting Agreement and the Underwriter’s Warrants contained herein is qualified in its entirety by reference to the Underwriting Agreement and the Form of Warrant, copies of which are included as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 — Other Events.

On December 17, 2024, the Company issued a press release announcing the commencement of a public offering of its Common Stock and on December 18, 2024, the Company issued a press release announcing the pricing of the public offering, as described above in Item 1.01. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of November 18, 2024, by and between the Company and Craig-Hallum Capital Group, LLC
4.1	Form of Underwriter’s Warrants (included in Exhibit 1.1)
5.1	Opinion of Steptoe & Johnson PLLC
23.1	Consent of Steptoe & Johnson, PLLC (included in Exhibit 5.1)
99.1	Press Release, Dated December 17, 2024
99.2	Press Release, Dated December 18, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Dated: December 18, 2024	By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and Chief Financial Officer